UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
January 19, 2011
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	— Other Events.
     On January 19, 2011, Targa Resources Partners LP (the “Partnership”) issued a press release announcing that it intends to commence its offering of senior notes due 2021. The Partnership is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.
     Also on January 19, 2011, the Partnership issued a press release announcing that it intends to commence private exchange offers to and consent solicitations from certain holders of its outstanding 11 1/4% Senior Notes due 2021. The Partnership is filing a copy of the press release as Exhibit 99.2 hereto, which is incorporated by reference to this Item 8.01.
     The press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 19, 2011, announcing offering of notes.
99.2	Press Release dated January 19, 2011, announcing exchange offer and consent solicitation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC,
its general partner

Dated: January 20, 2011	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated January 19, 2011, announcing offering of notes.
99.2	Press Release dated January 19, 2011, announcing exchange offer and consent solicitation.